Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-252912 on Form S-8 of our report dated March 23, 2021, relating to the financial statements of Viant Technology LLC, appearing in this Annual Report on Form 10-K of Viant Technology Inc. for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

March 23, 2021